                                                                      Exhibit 99

BAXTER'S SALES AND EARNINGS GROW IN 2002

Sales Advance 10 Percent in the Fourth Quarter, Full-Year 2002

Earnings from Continuing Operations Increase 11 Percent in Quarter, 15 Percent for Full-Year, Excluding Special Charges

DEERFIELD, Ill., January 22, 2003 - Baxter International Inc. (NYSE:BAX) today reported its financial results for the fourth quarter and full-year 2002, with sales from continuing operations advancing 10 percent in the quarter and for the year.

Sales from continuing operations in the fourth quarter totaled $2.26 billion, up from the $2.06 billion reported for the same period last year. Foreign exchange contributed 2 percentage points of growth in the quarter. Domestic sales grew 5 percent, and international sales increased 14 percent.

For the full-year, Baxter reported sales from continuing operations of $8.11 billion, an increase from the $7.36 billion reported for 2001. Foreign exchange had no effect on the full-year sales. Domestic sales totaled $3.97 billion, an increase of 7 percent over last year, and international sales totaled $4.14 billion, an increase of 14 percent.

Excluding discontinued operations and special charges in 2001 and 2002, Baxter's earnings in the quarter totaled $363 million, or $0.59 per diluted share, an increase of 11 percent over the fourth quarter of 2001. Baxter's earnings in the fourth quarter of 2002 included special charges related to the acquisitions of Epic Therapeutics and ESI Lederle, and the planned divestiture of the majority of the company's Renal services portfolio. In the fourth quarter of 2001, Baxter's earnings included special charges related to the company's acquisition of Asta Medica Onkologie and the discontinuation of the Althane series of dialyzers. Including these charges, Baxter reported net income of $9 million for the fourth quarter of 2002, or $0.02 per diluted share. This compares with a net loss of $75 million, or ($0.13) per diluted share, reported for the fourth quarter of 2001.

"Our solid fourth quarter performance enabled us to continue to invest significantly in our research and development programs," said Harry M. Jansen Kraemer, Jr., chairman and chief executive officer. Baxter's investment in research and development increased 23 percent in the fourth quarter, to $142 million.

For the full year, excluding discontinued operations and charges, Baxter's earnings increased 15 percent to $1.24 billion, or 13 percent to $2.00 per diluted share, from the $1.07 billion, or $1.77 per diluted share reported last year. Including charges and discontinued operations, Baxter's net earnings totaled $778 million, or $1.26 per diluted share. This compares with net income of $612 million, or $1.00 per diluted share, reported in 2001.

Baxter's investment in research and development increased 18 percent to $501 million in 2002. The company generated $468 million in operational cash flow from continuing operations (i.e. cash flow of $1.32 billion before capital expenditures) in 2002.

"Despite a challenging environment, we delivered solid sales and earnings growth and cash flow in 2002," Kraemer said. "We advanced several exciting products through our pipeline and the regulatory review process, expanded our production capacity, invested in new technologies, and completed a number of important acquisitions. All of these initiatives position us well to drive long-term growth that is profitable, sustainable and capital efficient."

BioScience

Sales of Baxter's BioScience products grew 7 percent in the fourth quarter, to $842 million. Full-year sales of BioScience products totaled $3.10 billion, an increase of 11 percent.

Contributing to the growth in 2002 were Recombinate Antihemophilic Factor, vaccines and biosurgery products. Baxter once again led the industry in production of recombinant treatment for hemophilia, and in 2002 submitted filings with Canadian, European and United States regulatory authorities for the company's new Antihemophilic Factor (Recombinant), Plasma/Albumin Free Method (rAHF-PFM). Baxter's rAHF-PFM is the first Factor VIII recombinant therapy to be clinically developed and prepared without the addition of any human- or animal-derived raw materials in the cell culture process, purification or final formulation. Also in 2002, Baxter grew its vaccines business with licensure of its NeisVac-C vaccine in several additional countries and completed bulk shipments of smallpox vaccine to partner Acambis, Inc. on behalf of the U.S. government. The company also received licensure for its InfluJect influenza vaccine in the Netherlands, and began construction of two state-of-the-art vaccine production facilities in Krems, Austria and Bohumile, Czech Republic.

Last month, the company announced an agreement to acquire a plasma-derived treatment for hereditary emphysema, Aralast(TM), and 42 plasma collection centers in the United States from Alpha Therapeutic Corporation, which will expand Baxter's biopharmaceutical product portfolio and enhance the economics of the company's plasma business by increasing the number of fractions it obtains from a liter of plasma.

Baxter's BioScience business develops and produces biopharmaceuticals from plasma and through recombinant methods to treat hemophilia, immune deficiencies and other blood-related disorders, as well as vaccines and biosurgery products.

Medication Delivery

Sales of Baxter's Medication Delivery products advanced 16 percent in the fourth quarter, to $964 million. For the full-year, sales grew 14 percent to $3.32 billion.

Strong contributors to Medication Delivery growth in the quarter and year were anesthesia products and drug delivery technologies. Baxter's fast-growing anesthesia and critical care business will further expand in 2003, as a result of the company's recent acquisition of ESI Lederle from Wyeth. Baxter also expanded its drug delivery technology portfolio in 2002, with its acquisition of privately-held Epic Therapeutics. Baxter provides a range of proprietary and specialized drug formulation and delivery platforms for traditional pharmaceutical companies, including ready-to-use pre-filled syringes, vials and intravenous bags.

Baxter's Medication Delivery business offers a single source for medication delivery products and services, including drug delivery, intravenous solutions, sets, infusion pumps, parenteral nutrition products, anesthesia devices and pharmaceutical agents.

Renal

Baxter's Renal sales increased 4 percent in the fourth quarter to $455 million. For the full year, sales totaled $1.70 billion, an increase of 2 percent.

In the fourth quarter, the company received approval from the U.S. Food and Drug Administration for both a new peritoneal dialysis solution and a new hemofiltration system. Extraneal (icodextrin) peritoneal dialysis solution offers the potential for increased removal of fluid from the blood stream during dialysis. The Accura Hemofiltration System is used in critical care settings to deliver continuous renal replacement and plasma therapies.

Baxter also announced in the fourth quarter its intent to divest the majority of the services component of its Renal business and focus primarily on products used in the treatment of kidney disease.

Baxter's Renal business provides a complete and complimentary portfolio of dialysis-related products used in the treatment of patients with kidney disease.

Outlook for 2003

"Our milestone achievements in 2002 position us well for 2003 and beyond," Kraemer said. "We expect to launch a number of important products across all of our businesses in 2003, and move other promising therapies through the development pipeline and regulatory review process."

Looking ahead to full-year 2003, Baxter expects to achieve sales growth from continuing operations in the 10 to 12 percent range, earnings per share in the $2.22 to $2.29 range, and to generate cash flow from operations of $1.3 billion to $1.5 billion before capital expenditures. For the first quarter of 2003, the company expects to grow sales 7 to 10 percent, and to achieve earnings per diluted share of $0.42 to $0.45.

Baxter International Inc., through its subsidiaries, assists health-care professionals and their patients with treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

A webcast of Baxter's fourth quarter conference call for investors can be accessed live from a link on Baxter's website at www.baxter.com beginning at 7:30 a.m. CST on January 22, 2003. The company will be making investor presentations on the following dates during the first quarter of 2003: January 28 and February 4. In addition, Baxter will host its annual growth conference in Chicago on March 13, and will webcast that conference. The company will report its first quarter results on Thursday, April 17, 2003, and will conduct a conference call for investors at 7:30 a.m. CDT. A webcast of this call and accompanying slide presentation can be accessed from a link on Baxter's website on April 17. Please visit Baxter's website for additional information about these events.

(Accura, Baxter, Extraneal, InfluJect, NeisVac-C and Recombinate are trademarks of Baxter International Inc.)

This news release contains forward-looking statements that involve risks and uncertainties, including the effect of economic conditions, actions of regulatory bodies, product development risks, product demand and market acceptance, the impact of competitive products and pricing, foreign currency exchange rates and other risks detailed in the company's filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements.

Attachments

     . Consolidated Statements of Income for the three- and twelve- month periods ended December 31, 2002 and 2001, prepared in accordance with generally accepted accounting principles (GAAP).

     . Condensed Operational Cash Flow Information and Changes in Net Debt for the twelve months ended December 31, 2002 and 2001

     . Pro Forma Schedule I - Consolidated Statements of Income for the three- and twelve-month periods ended December 31, 2002 and 2001, prepared on a pro forma basis for continuing operations only, with a reconciliation to amounts reported in accordance with GAAP.

     . Net Sales from Continuing Operations for the three- and twelve-month periods ended December 31, 2002 and 2001, including sales by operating segment and geographic region.

     . Key Product Line Sales for 2002, by operating segment, for the four quarters and full year.

     . Pro Forma Schedule II - Restated Consolidated Statements of Income for prior 2001 and 2002 quarters, prepared on a pro forma basis for continuing operations only, with a reconciliation to amounts reported in accordance with GAAP.

     . Schedule III - Restated Consolidated Statements of Income for prior 2001 and 2002 quarters, for discontinued operations only.

FOR ADDITIONAL INFORMATION:

[GRAPHIC]Media Contacts:
                 Deborah Spak, (847) 948-2349
                 Sally Benjamin Young, (847) 948-2304

         Investor Contacts:

[GRAPHIC]        Neville Jeharajah, Baxter, (847) 948-2875
                 Mary Kay Ladone, Baxter, (847) 948-337

                            BAXTER INTERNATIONAL INC.
                       Consolidated Statements of Income
                                (unaudited) (A)

(in millions, except per share data)

                                                 Three Months Ended    Twelve Months Ended
                                                     December 31,           December 31,
                                                  2002        2001       2002       2001
Net sales                                       $ 2,261     $ 2,062    $  8,110   $  7,356

Costs and expenses
   Cost of goods sold                             1,203       1,086       4,318      3,944
   Marketing and administrative
        expenses                                    412         404       1,562      1,440
   Research and development expenses                142         115         501        426
   IPR&D and other special charges (B)              138         469         189        469
   Goodwill amortization                             --          11          --         43
   Interest, net                                     10          14          51         68
   Other expense (income)                            10          (8)         92        (13)
   Total costs and expenses                       1,915       2,091       6,713      6,377

Income (loss) from continuing operations
   before income taxes and cumulative
   effect of accounting change                      346         (29)      1,397        979

   Income tax expense                                87          43         364        304

Income (loss) from continuing operations
   before cumulative effect of
   accounting change                                259         (72)      1,033        675

Discontinued operations                            (250)         (3)       (255)       (11)

Income (loss) before cumulative effect
   of accounting change                               9         (75)        778        664

Cumulative effect of accounting change               --          --          --        (52)

Net income (loss)                               $     9        ($75)    $   778   $    612

Earnings (loss) per basic common share:
   Continuing operations, before cumulative
     effect of accounting change                $  0.43      ($0.12)    $  1.72   $   1.15
   Discontinued operations                        (0.42)      (0.01)      (0.43)     (0.02)
   Cumulative effect of accounting change            --          --          --      (0.09)
   Total                                        $  0.01      ($0.13)    $  1.29   $   1.04

Earnings (loss) per diluted common share:

   Continuing operations, before cumulative
     effect of accounting change                 $ 0.42     ($0.12)  $   1.67  $  1.11
   Discontinued operations                        (0.40)     (0.01)     (0.41)   (0.02)
   Cumulative effect of accounting
     change                                          --         --         --    (0.09)
   Total                                         $ 0.02     ($0.13)  $   1.26  $  1.00


Weighted average number of common
  shares outstanding
   Basic                                            598        592        600      590
   Diluted                                          619        592        618      609


(A) All share and per-share information has been restated for the May 30, 2001 two-for-one stock split.
(B) Other special charges include costs to exit selected R&D programs in 2002 and acquisition-related costs and costs associated with ceasing manufacturing operations relating to the A, AF and AX series dialyzers in 2001.

Key Ratios (as a percent of sales from continuing operations)
Gross margin                                      46.8%      47.3%      46.8%    46.4%
Marketing and administrative
   expenses                                       18.2%      19.6%      19.3%    19.6%

                            BAXTER INTERNATIONAL INC.
      Condensed Operational Cash Flow Information and Changes in Net Debt
                                  (unaudited)

Condensed Operational Cash Flow Information
(in millions) (Brackets denote cash outflows)                                         Twelve Months Ended
                                                                                          December 31,
                                                                                       2002          2001
Income from continuing operations before Q1, 2001
     cumulative effect of accounting change                                         $    1,033    $     675
IPR&D and other special charges                                                            189          469
Other adjustments, primarily non-cash items                                                585          529
After-tax interest, net                                                                     40           54
Operational cash inflow                                                                  1,847        1,727

Changes in balance sheet items
   Accounts receivable                                                                    (276)        (114)
   Inventories                                                                            (269)        (177)
   Accounts payable and accrued liabilities                                                 54          (89)
   Other                                                                                   (40)         (32)
Capital expenditures                                                                      (848)        (759)
Operational cash outflow                                                                (1,379)      (1,171)
Operational cash flow -- continuing operations                                             468          556
Operational cash flow -- discontinued operations                                           (41)         (53)

Total operational cash flow                                                         $      427    $     503

Changes in Net Debt
(in millions) Increase (decrease)                                                     Twelve Months Ended
                                                                                            December 31,
                                                                                       2002          2001
Net debt, January 1                                                                 $    2,105    $   1,781

Operational cash flow                                                                     (427)        (503)
Dividends                                                                                  348          341
Acquisitions, including assumed debt                                                       514          869
Issuances of stock                                                                        (414)        (500)
Purchases of treasury stock                                                              1,169          288
Other, including the effect of exchange rate changes                                       140         (171)
Increase in net debt                                                                     1,330          324

Net debt, December 31                                                               $    3,435    $   2,105

Key statistics, December 31:
Days sales outstanding                                                                    54.5         51.9
Inventory turns                                                                            2.7          3.2
Net-debt-to-capital ratio (A)                                                             40.8%        35.9%

(A) The net-debt-to-capital ratio was calculated in accordance with the company's primary credit agreements, which give 70% equity credit to the company's December 2002 $1.25 billion issuance of equity units.

Operational cash flow is defined as cash flow provided by operations plus after-tax interest, plus the tax effect of divestiture gains (losses) less capital expenditures.

                           BAXTER INTERNATIONAL INC.
                              PRO FORMA SCHEDULE I
                       Consolidated Statements of Income
                                  (unaudited)
                      (in millions, except per share data)
             (per share data restated for two-for-one stock split)

                                                      Three Months Ended               Twelve Months Ended
                                                         December 31,                      December 31,
                                                      2002      2001   Change          2002       2001     Change
CONTINUING OPERATIONS:

NET SALES                                           $2,261    $2,062     10%         $8,110     $7,356       10%


GROSS PROFIT                                         1,058       976      8%          3,792      3,412       11%
   % to Sales                                         46.8%     47.3%                  46.8%      46.4%

MARKETING AND
     ADMINISTRATIVE EXPENSES                           412       404      2%          1,562      1,440        8%
   % to Sales                                         18.2%     19.6%                  19.3%      19.6%

RESEARCH AND
     DEVELOPMENT EXPENSES                              142       115     23%            501        426       18%

GOODWILL AMORTIZATION                                   --        11   (100%)            --         43     (100%)

OPERATING INCOME                                       504       446     13%          1,729      1,503       15%
   % to Sales                                         22.3%     21.6%                  21.3%      20.4%

INTEREST, NET                                           10        14    (29%)            51         68      (25%)

OTHER EXPENSE (INCOME)                                  10        (8)  (225%)            22        (13)    (269%)

INCOME BEFORE INCOME TAXES                             484       440     10%          1,656      1,448       14%

INCOME TAX EXPENSE                                     121       113      7%            420        374       12%

NET INCOME                                          $  363    $  327     11%         $1,236     $1,074       15%


BASIC EPS                                           $ 0.61    $ 0.56      9%         $ 2.06     $ 1.82       13%

DILUTED EPS                                         $ 0.59    $ 0.53     11%         $ 2.00     $ 1.77       13%

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING
        Basic                                          598       592                    600        590
        Diluted                                        619       612                    618        609

RECONCILIATION OF PRO FORMA AMOUNTS TO
GAAP AMOUNTS

Net Income
Pro forma net income from
   continuing operations                            $  363    $  327            $ 1,236   $1,074
IPR&D and other special
   charges (A)                                        (104)     (399)              (155)    (399)
Asset impairment charges                                --        --                (48)      --
Cumulative effect of
   accounting change                                    --        --                 --      (52)
Discontinued operations                               (250)       (3)              (255)     (11)
GAAP net income (loss)                              $    9      ($75)           $   778   $  612


Diluted EPS
Pro forma net income from
   continuing operations                            $ 0.59    $ 0.53            $  2.00   $ 1.77
IPR&D and other special
   charges (A)                                       (0.17)    (0.65)             (0.25)   (0.66)
Asset impairment charges                                --        --              (0.08)      --
Cumulative effect of
   accounting change                                    --        --                 --    (0.09)
Discontinued operations                              (0.40)    (0.01)             (0.41)   (0.02)
GAAP net income (loss)                              $ 0.02    ($0.13)           $  1.26   $ 1.00

(A) Other special charges include costs to exit selected R&D programs in 2002 and acquisition-related costs and costs associated with ceasing manufacturing operations relating to the A, AF and AX series dialyzers in 2001.

                            Baxter International Inc.
                      Net Sales from Continuing Operations
                         Period Ending December 31, 2002
                                   (Unaudited)

                                     Q4      Q4      %         YTD       YTD      %
($ in Millions)                    2002    2001   Growth      2002      2001   Growth
BioScience
United States                       422     444     (5%)     1,554     1,494       4%
International                       420     345     21%      1,542     1,292      19%
Total                               842     789      7%      3,096     2,786      11%

Medication Delivery
United States                       603     527     15%      2,020     1,835      10%
International                       361     306     18%      1,297     1,070      21%
Total                               964     833     16%      3,317     2,905      14%

Renal
United States                       102     100      2%        400       392       2%
International                       353     340      4%      1,297     1,273       2%
Total                               455     440      4%      1,697     1,665       2%

Baxter International Inc.
United States                     1,127   1,071      5%      3,974     3,721       7%
International                     1,134     991     14%      4,136     3,635      14%
Total                             2,261   2,062     10%      8,110     7,356      10%

                            Baxter International Inc.
                             Key Product Line Sales
                         Period Ending December 31, 2002
                                   (Unaudited)

                                                 Q1        %            Q2         %            Q3         %
($ in Millions)                                2002      growth       2002       growth       2002       growth
BioScience
Recombinant                                     232         31%        247          28%        255          29%
Plasma Proteins 1                               238          9%        241          (9%)       251          (3%)
Antibody Therapy                                 76          5%         73         (13%)        83           1%
Transfusion Therapies 2                         130          9%        131           5%        130          (1%)

Medication Delivery
IV Therapy                                      223         (1%)       240           5%        244           7%
Drug Delivery                                   132         21%        134          17%        147          34%
Electronic Infusion Systems                     151          0%        163           1%        168          (1%)
Anesthesia                                      121         (3%)       162          17%        152           8%

Renal
PD Therapy                                      300          3%        304           1%        325           6%
HD Therapy                                       97         (5%)        99          (5%)       106          (4%)

                                                 Q4        %            FY         %
($ in Millions)                                2002      growth       2002       growth
BioScience
Recombinant                                     265         11%        999          24%
Plasma Proteins 1                               278          0%      1,008           4%
Antibody Therapy                                 86         (5%)       318          (3%)
Transfusion Therapies 2                         157         (8%)       548           0%

Medication Delivery
IV Therapy                                      275         12%        982           6%
Drug Delivery                                   167         23%        580          24%
Electronic Infusion Systems                     214          4%        696           2%
Anesthesia                                      194         22%        629          12%

Renal
PD Therapy                                      333          3%      1,262           3%
HD Therapy                                      116          5%        418          (2%)

1 Excludes Antibody Therapy and includes plasma-derived hemophilia products (FVII, FVIII, FIX and FEIBA), albumin, biosurgery and other plasma-based products
2    Formerly referred to as Fenwal

                            BAXTER INTERNATIONAL INC.
                              PRO FORMA SCHEDULE II
                        Consolidated Statements of Income
                          Restatement of Prior Quarters
                           Continuing Operations Only
                                   (unaudited)
                      (in millions, except per share data)
              (per share data restated for two-for-one stock split)

                                                                                      2001
                                                           Q1                  Q2                  Q3                  Q4
NET SALES:
   BIOSCIENCE                                      $      631         $       686         $       680         $       789
   MEDICATION DELIVERY                                    663                 701                 708                 833
   RENAL                                                  395                 409                 421                 440
TOTAL NET SALES                                         1,689               1,796               1,809               2,062

GROSS PROFIT                                              768                 821                 847                 976
   % to Sales                                            45.5%               45.7%               46.8%               47.3%

MARKETING AND
     ADMINISTRATIVE EXPENSES                              337                 354                 345                 404
   % to Sales                                            20.0%               19.7%               19.1%               19.6%

RESEARCH AND
     DEVELOPMENT EXPENSES                                 103                 104                 104                 115

GOODWILL AMORTIZATION                                      11                  10                  11                  11

OPERATING INCOME                                          317                 353                 387                 446
   % to Sales                                            18.8%               19.7%               21.4%               21.6%

INTEREST, NET                                              18                  17                  19                  14

OTHER EXPENSE (INCOME)                                      6                  (9)                 (2)                 (8)

INCOME BEFORE INCOME TAXES                                293                 345                 370                 440

INCOME TAX EXPENSE                                         75                  90                  96                 113

NET INCOME                                         $      218         $       255         $       274         $       327



BASIC EPS                                          $     0.37         $      0.44         $      0.46         $      0.56

DILUTED EPS                                        $     0.36         $      0.43         $      0.45         $      0.53


WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING
        Basic                                             590                 590                 589                 592

        Diluted                                           606                 608                 609                 612


RECONCILIATION OF PRO FORMA
AMOUNTS TO GAAP AMOUNTS

Net Income from Continuing Operations
Pro forma net income from
     continuing operations                         $      218         $       255         $       274         $       327
IPR&D and other special
     charges (A)                                           --                  --                  --                (399)
Asset impairment charges                                   --                  --                  --                  --
GAAP income (loss) from
     continuing operations
     before cumulative effect
     of accounting change                          $      218         $       255         $       274         $       (72)

Diluted EPS
Pro forma net income from
     continuing operations                         $     0.36         $      0.43         $      0.45         $      0.53
IPR&D and other special
     charges (A)                                           --                  --                  --               (0.65)
Asset impairment charges                                   --                  --                  --                  --
GAAP income (loss) from
     continuing operations
     before cumulative effect
     of accounting change                          $     0.36         $      0.43         $      0.45              ($0.12)

                                                                              2002
                                                           Q1                  Q2                  Q3
NET SALES:
   BIOSCIENCE                                      $      746         $       732         $       776
   MEDICATION DELIVERY                                    728                 805                 820
   RENAL                                                  401                 408                 433
TOTAL NET SALES                                         1,875               1,945               2,029

GROSS PROFIT                                              880                 914                 940
   % to Sales                                            46.9%               47.0%               46.3%

MARKETING AND
     ADMINISTRATIVE EXPENSES                              393                 380                 377
   % to Sales                                            21.0%               19.5%               18.6%

RESEARCH AND
     DEVELOPMENT EXPENSES                                 115                 123                 121

GOODWILL AMORTIZATION                                      --                  --                  --

OPERATING INCOME                                          372                 411                 442
   % to Sales                                            19.8%               21.1%               21.8%

INTEREST, NET                                              16                  14                  11

OTHER EXPENSE (INCOME)                                     12                  (6)                  6

INCOME BEFORE INCOME TAXES                                344                 403                 425

INCOME TAX EXPENSE                                         91                 100                 108

NET INCOME                                         $      253         $       303         $       317


BASIC EPS                                          $     0.42         $      0.51         $      0.52

DILUTED EPS                                        $     0.41         $      0.49         $      0.51


WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING
        Basic                                             600                 602                 603
        Diluted                                           622                 622                 624


RECONCILIATION OF PRO FORMA
AMOUNTS TO GAAP AMOUNTS

Net Income from Continuing Operations
Pro forma net income from
     continuing operations                         $      253         $       303         $       317
IPR&D and other special
     charges (A)                                           --                 (51)                 --
Asset impairment charges                                   --                 (48)                 --
GAAP income (loss) from
     continuing operations
     before cumulative effect
     of accounting change                          $      253         $       204         $       317

Diluted EPS
Pro forma net income from
     continuing operations                         $     0.41         $      0.49         $      0.51
IPR&D and other special
     charges (A)                                           --               (0.08)                 --
Asset impairment charges                                   --               (0.08)                 --
GAAP income (loss) from
     continuing operations
     before cumulative effect
     of accounting change                          $     0.41         $      0.33         $      0.51

(A) Other special charges include acquisition-related costs and costs associated with ceasing manufacturing operations relating to the A, AF and AX series dialyzers in 2001.

                            BAXTER INTERNATIONAL INC.
                                  SCHEDULE III
                        Consolidated Statements of Income
                          Restatement of Prior Quarters
                          Discontinued Operations Only
                                   (unaudited)
                      (in millions, except per share data)
              (per share data restated for two-for-one stock split)

                                                                 2001
                                               Q1           Q2           Q3           Q4
NET SALES:
   BIOSCIENCE                               $  --        $  --        $  --        $  --
   MEDICATION DELIVERY                          6            7            8            9
   RENAL                                       62           67           83           65
TOTAL NET SALES                                68           74           91           74

GROSS PROFIT                                    3            5            8            8
   % to Sales                                 4.4%         6.8%         8.8%        10.8%

MARKETING AND ADMINISTRATIVE EXPENSES           6            7            7            9
   % to Sales                                 8.8%         9.5%         7.7%        12.2%

RESEARCH AND DEVELOPMENT EXPENSES              --           --            1           --

GOODWILL AMORTIZATION                           1            1            1            1

OPERATING INCOME                               (4)          (3)          (1)          (2)
   % to Sales                                (5.9%)       (4.1%)       (1.1%)       (2.7%)

INTEREST, NET                                   1           --           --           --

OTHER EXPENSE                                   1           --            1            2

INCOME BEFORE INCOME TAXES                     (6)          (3)          (2)          (4)

INCOME TAX EXPENSE                             (2)          (1)          --           (1)

NET INCOME                                    ($4)         ($2)         ($2)         ($3)

BASIC EPS                                  ($0.01)      ($0.01)       $0.00       ($0.01)

DILUTED EPS                                ($0.01)      ($0.01)       $0.00       ($0.01)

                                            2002
                                  Q1         Q2          Q3

NET SALES:
     BIOSCIENCE               $   --    $    --     $    --
     MEDICATION DELIVERY          11         12          12
     RENAL                        64         65          61
TOTAL NET SALES                   75         77          73

GROSS PROFIT                       6          7           6
   % to Sales                    8.0%       9.1%        8.2%

MARKETING AND
     ADMINISTRATIVE EXPENSES       7         10           8
   % to Sales                    9.3%      13.0%       11.0%

RESEARCH AND
     DEVELOPMENT EXPENSES         --         --           1

GOODWILL AMORTIZATION             --         --          --

OPERATING INCOME                  (1)        (3)         (3)
   % to Sales                   (1.3%)     (3.9%)      (4.1%)

INTEREST, NET                     --         --          --

OTHER EXPENSE                      1          2          --

INCOME BEFORE INCOME TAXES        (2)        (5)         (3)

INCOME TAX EXPENSE                (2)        (1)         (2)

NET INCOME                    $   --        ($4)        ($1)


BASIC EPS                     $ 0.00     ($0.01)    $  0.00

DILUTED EPS                   $ 0.00     ($0.01)    $  0.00